 EXHIBIT 10.10

Друштво за производство,трговија и услуги [illegible] ФАРМА доо
Бр. 09-02/2021
16/02/2021 год
СТРУМИЦА

ANNEX NUMBER 1
of Joint Venture Agreement from 01.12.2019

Concluded on 16.02.2021 between:

1. INSTADOSE PHARMA Corporation, 301-5500 North Service RD ,L7L6W6, Burlington Office 905- 218- 3593, Ext: 120,– represented by Grant F. Sanders President hereinafer referred to as " Instadose Pharma "

2. Company for production, trade and services INSTADOSE PHARMA DOO Strumica, based in Strumica, St. Leninova No.17 with CIDN 7387865 and TNO 4027019531309, represented by the Manager Nadica Popovikj from Skopje, St. Gigo Mihajlovski No. 4/2-7. hereinafer referred to as " IFD Macedonia "

and

clause 1

1 On the day of signing this Annex by both contracting parties, the Annex becomes an integral part of the Joint Venture Agreement from 01.12.2019 and this Annex has the same legal force as the Joint Venture Agreement.

clause 2

2 Distribution of the Revenue Share

(a) Gross Revenue generated by the Macedonian JV shall be in European dollars and split between the Parties in accordance with the Revenue Share.

(b) Instadose Pharma shall make the following payments throughout each JV Year all of which comprising of the Revenue Share:

(i) **From the Sale of CBD Oil** - Monthly payments in arrears on the 15th day of each month (the "**Payment Date**") (unless the Payment Date falls on a weekend or statutory holiday in which case the Payment Date shall be the next Business Day) to:

(1) IFD Macedonia in such amount equal to 2.0% of the Gross Revenue received by IFD Macedonia or Instadose Pharma during the previous month generated from the sale of CBD Oil by IFD Macedonia; and

(2) Instadose Pharma as to the balance of the Gross Revenue received by IFD Macedonia or Instadose Pharma during the previous month generated from the sale of CBD Oil by IFD Macedonia.

(ii) **From the Sale of Medicinal Plant Derivatives** - Monthly payments on each Payment Date (unless the Payment Date falls on a weekend or statutory holiday in which case the Payment Date shall be the next Business Day) to:

(1) IFD Macedonia in such amount equal to 2.0% of the Gross Revenue received by IFD or Instadose Pharma during the

previous generated from the sale of Medicinal Plant Derivatives by IFD Macedonia; and

(2) Instadose Pharma as to the balance of the Gross Revenue received by IFD Macedonia or Instadose Pharma during the previous month generated from the sale of Medicinal Plant Derivatives by IFD Macedonia.

with (i) and (ii) collectively being referred to as the "**Revenue Share**".

(c) All payments required to be made by Instadose Pharma to IFD Macedonia under this Section 3 shall be made by wire transfer to the central bank of North Macedonia or as otherwise directed by IFD Macedonia.

clause 3

3 This Annex deletes the text of clause 3 of the Joint Venture Agreement in its entirety and replaces the text of clause 3 with the text of clause 2 of this Annex.

On the day of signing the full text of Article 2 of this Annex replaces the text of clause 3 and now it becomes clause 3 of the Joint Venture Agreement 01.12.2019

On the day of signing clause 2 of this Annex in the future will produce legal effect as if clause 3 of the Joint Venture Agreement 01.12.2019 and is equal to all other clauses of the Agreement

clause 4

4 Clause 2 of this Annex may in the future be used and interpreted only in the spirit and according to the needs expressed and defined by the contracting parties in the Joint Venture Agreement.

Clause 2 of this Annex may in the future be amended only in the manner and in the legal form provided for the other clauses of the Joint Venture Agreement.

INSTADOUZ FARMA DOO

Per: ____________________
Name: Nadica Popovikj
Title: Chief Executive Officer

Address:

Leninova Street, 17
Strumica, North Macedonia

INSTADOSE PHARMA CORP.

Per: ____________________
Name: Grant F. Sanders
Title: President

Address:

5500 North Service Road, Suite 301
Burlington, Ontario L7L 6W6